Exhibit 10.12

DATED THIS 29TH DAY OF August 2023

ACORN MARKETING & RESEARCH CONSULTANTS (GROUP) PTE. LTD. ... Landlord

And

FAST TRACK EVENTS PTE. LTD.

... Tenant

LEASE

12 MOHAMED SULTAN ROAD #04-01
SINGAPORE 238961

THIS LEASE is made the 29th day of August Two Thousand and Twenty Three (2023) Between

(1) **ACORN MARKETING & RESEARCH CONSULTANTS (GROUP) PTE. LTD.** (Company Registration No. 200304795E), a company incorporated in the Republic of Singapore and having its registered office at 12 Mohamed Sultan Road #07-01, Singapore 238961 (the "Landlord"); and

(2) **FAST TRACK EVENTS PTE. LTD.** (the "Tenant") whose particulars are **set out in Schedule 1**.

WHEREAS the Landlord has agreed to grant, and the Tenant has agreed to take, a lease of the Premises in the Landlord's Building hereinafter defined on the terms and conditions hereinafter appearing.

NOW THIS LEASE WITNESSETH as follows:-

1. DEMISE

In consideration of the Rent & Service Charge and subject to the covenants reserved by and contained in this Lease:

The Landlord hereby LETS and the Tenant hereby TAKES all the Premises **described in Schedule 1**, TO HOLD unto the Tenant for the Term **specified in Schedule 1**, commencing on the Commencement Date **specified in Schedule 1**.

TOGETHER with the rights in common with all other persons having the same rights as provided in but reserving to the Landlord the rights **reserved in Schedule 2** hereof.

The Premises shall be handed over in its existing condition on an as-is-where-is basis together with the existing ceiling lightings, air-conditioning system, built in furniture & fittings including the roller blinds installed in the Premises and all the fittings in shower and toilet areas.

2. ENTRANCE TO THE PREMISES

2.1 The Tenant agrees and accepts that entrance to the Premises has to be in accordance with the following provisions and restrictions:

2.1.1 Access to Premises from Back door entrance facing the back lane
The Tenant is allowed to access the Premises from the back door entrance, facing the back lane.

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2.1.2 <u>Limitations & Conditions on access to Premises from Front door entrance facing Mohamed Sultan Road</u>

The Tenant is allowed to access the Premises from the front door entrance facing Mohamed Sultan Road from "Monday to Friday" of the week only but excluding Singapore gazetted public holidays which falls on "Monday to Friday" (hereinafter referred to as "allowable days") and only from 8:30am to 6pm on the said allowable days.

For security reasons, the last person or Tenant's occupier leaving the Premises is responsible for ensuring that the wooden door facing Mohamed Sultan Road is closed and locked properly and the lights along the way to the Front Door entrance are being switched off.

The access to the Premises from the front door entrance (hereinafter referred to as "the front door") facing Mohamed Sultan Road is limited to as follows:
From the front door leading to the corridor on level 2 which leads to the lift of the Acorn Building, allowing the Tenant to use the lift, to access to the 4th floor where the Premises is situated. The said allowable route is as marked in red on the annexed plan marked Annexure B.

2.1.3 The Tenant is strictly not allowed to go into any other areas of level 2 except as specified in clause 2.1.2.

2.1.4 The Landlord reserves the right to take away or amend the access rights of the Tenant as stated in 2.1.2 at any time or when there is a breach of security arising from the Tenant's access to the Premises from the front door facing Mohamed Sultan Road.

3. FITTING OUT

3.1 During the Fitting Out Period, the use and occupation by the Tenant of the Premises shall be by way of licence only, solely for the purpose of carrying out the Fitting Out Works and shall be at the Tenant's own risk in all respects. The Tenant shall not have and is not entitled to any right, estate or interest in the Premises either as completely fitted out or in the course of fitting out.

3.2 All Fitting Out Works shall be carried out and completed at the Tenant's own cost and expense.

3.3 The Tenant shall at its own costs and expense obtain all the necessary Approvals from the Authorities for the Fitting Out Works prior to the commencement of the Fitting Out Works. In particular, the Tenant shall ensure that the Fitting Out Works comply strictly with all rules and regulations governing and/or in relation to buildings under conservation.

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3.4 All renovation and alteration plans for the Fitting Out Works must be submitted to the Landlord for the Landlord's prior approval before the Tenant shall be allowed to commence the Fitting Out Works.

3.5 The Tenant shall not be allowed to carry out any of the following Renovation or Alteration works to the Premises:

3.5.1 The Tenant shall not change and alter any doors, windows and/or facade of the Premises or Building without the prior written consent of the Landlord.

3.5.2 The Tenant shall not change and alter any furniture and fittings, including the roller blinds, installed in the Premises and the fittings installed in the shower and toilet areas or Building without the prior written consent of the Landlord.

3.5.3 The Tenant shall not change any fittings, alter or add on to the ceiling, walls, doors, or flooring of the lift lobby area.

3.5.4 The Tenant shall not knock down any walls, change any doors or widen any entrances in the Premises or Building.

3.6 The Tenant shall be responsible for the following Fitting Out Works to the Premises during the term of the Tenancy:

3.6.1 Install, put in and fix their own all electrical power points, phone lines/points and data lines/point, where necessary.

3.7 Prior to the commencement of the Fitting Out Works, the Tenant shall ensure that their Renovation contractor effects and maintains at the said contractor's cost and expense, a comprehensive all risk insurance policies including public liability policies, covering the period from and including the date of commencement of the Tenant's Fitting Out Works to the date of completion of such Fitting Out Works for such reasonable amounts and with a reputable insurance company as may be approved by the Landlord. The Tenant shall ensure that all such policies shall contain the usual cross-liability clause and provide that there will be no cancellation or reduction of coverage without the prior written consent of the Landlord. Copies of such insurance policies shall be furnished to the Landlord at the Landlord's request.

3.8 No delay in carrying out and completing all or any of the Fitting Out Works (including installation of electrical, data, telephones or other telecommunications equipment and the like) in or at the Premises, whether caused by any governmental and/or statutory authorities or otherwise, shall be a ground for postponing the commencement of the Term or relieve in any way the Tenant from the performance and observance of the covenants, conditions, stipulations or agreements herein contained and on its part to be performed and observed

3.9 The Tenant rectifies and make good to the satisfaction of the Landlord any damage caused or done to the Premises and/or Building as a result of the Fitting Out Works.

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4. RENT AND SERVICE CHARGE

4.1 The Tenant hereby covenants with the Landlord as a separate and independent obligation to pay to the Landlord the Rent & Service Charge **set out in Schedule 1** promptly by cheque issued to **ACORN M&R CONSULTANTS (GROUP) PL.** on their due date in the manner directed by the Landlord during the whole of the Term hereby created without any deductions or set-off.

4.2 Rent & Service Charge shall be due and payable in advance on or before (if the first day falls on non-working day) the first day of each and every month during the Term, save that Rent (or a pro-rated amount thereof if the Commencement Date falls on a day other than the first day of a month) for the period from the commencement of the Term to the end of the first complete calendar month of the Term shall be paid on or before the Commencement Date.

5. DEPOSIT

5.1 The Tenant shall, on or before the execution of this Lease, pay to the Landlord the Deposit in the amount and in the manner **as set out in Schedule 1** to be held by the Landlord as security for the due observance and performance by the Tenant of the Tenant's covenants and conditions herein contained and any claim by the Landlord at anytime against the Tenant in relation to any matter in connection with the Premises, whether the Lease is subsisting or not. If the Tenant shall commit a breach of any of the provisions of this Lease, the Landlord shall be entitled but not obliged to apply the Deposit or any part thereof or call on any guarantees furnished by the Tenant hereunder in or towards payment of monies outstanding or making good any breach by the Tenant or to deduct from the Deposit the loss or expense to the Landlord occasioned by such breach but without prejudice to any other remedy which the Landlord may be entitled. If any part of the Deposit shall be applied by the Landlord as aforesaid, the Tenant shall within seven (7) days of demand by the Landlord deposit with the Landlord in cash the amount set-off by the Landlord from the Deposit.

5.2 The Deposit shall be maintained throughout the Term at the amount calculated based on the formula **prescribed in Schedule 1**. In the event of any revision of the Rent, the Deposit shall likewise be accordingly revised and the Tenant shall pay to the Landlord within seven (7) days of demand the difference to ensure that the Deposit is maintained at such equivalent amount.

5.3 Subject to the provisions of this Lease, so long as the Tenant shall duly observe and perform the Tenant's covenants and conditions herein contained, the Landlord shall within one (1) month after the expiry or sooner determination of the Term, or within one (1) month from the yielding up of the Premises properly reinstated in accordance with the terms of this Lease, or within one (1) month of determination of all contingent liability of the Tenant, whichever is the later, refund to the Tenant the Deposit free of interest less all costs and

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expenses properly deducted by the Landlord pursuant to this Lease and return all guarantees furnished by the Tenant hereunder for cancellation. PROVIDED ALWAYS that if at any time the Landlord exercises its rights under Clause 9.1, then in such case, the Tenant shall cease to have any right, claim or demand whatsoever against the Landlord in respect of the Deposit upon written agreement of the Landlord's assignee to take over the Landlord's obligations in respect of refund of the Deposit on the terms of refund provided hereunder or as may be agreed between the assignee and the Tenant.

5.4 No part of the Deposit shall without the written consent of the Landlord be set-off by the Tenant against any Rent or other sums owing to the Landlord.

5.5 For the avoidance of any doubt, the Tenant agrees that the Deposit is a true security deposit and does not constitute liquidated damages or a penalty.

6. TENANT'S COVENANTS

The Tenant covenants and agrees with the Landlord as follows:-

6.1 Permitted Use Of The Premises

6.1.1 The Tenant shall not use the Premises or any part thereof otherwise than **as specified in Schedule 1** unless with the prior written consent of the Landlord. The Tenant will not permit or suffer the use of the Premises or any part thereof for any residential purposes whether temporary or permanent. The Tenant also shall ensure that the use of the Premises complies with all the rules and regulations governing and/or in relation to buildings under conservation at all times.

6.1.2 The Tenant shall be responsible for obtaining, prior to the commencement of this Lease, and keeping in force during the Tenant's occupation of the Premises all Approvals necessary for the conduct of its business at the Premises (including any change of use necessary to allow the Tenant to use the Premises for the use permitted hereunder) and for ensuring that the terms and conditions of such Approvals are strictly adhered to and shall indemnify the Landlord against any consequences or proceedings arising from the Tenant's default in complying with the provisions of this Clause.

6.2 Utilities and Telecommunications

The Tenant shall bear all charges and taxes in respect of all utilities, telecommunication facilities and other services supplied to and consumed at the Premises (even during the Fitting Out Period under this Lease where applicable) including transportation and transmission charges for the supply and hire charges for any equipment or appliances supplied to the Tenant in respect of such supply.

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6.3 **Air-conditioning & Other Mechanical & Electrical Appliances**

6.3.1 The Tenant shall not without the prior written consent of the Landlord install or use its own air-conditioning or cooling units or other methods of cooling except that provided by the Landlord.

6.3.2 The Tenant shall at its own cost and expense maintain all air-conditioning systems and mechanical and electrical appliances in the Premises on **a monthly basis**. In relation to the air-conditioning system, the Tenant shall engage the landlord's air-conditioning maintenance contractor to maintain the air-conditioning system. All charges incurred by the air-conditioning maintenance contractor shall be at the cost and expense of the Tenant.

6.3.3 The Tenant shall permit servicing of the distribution box and other mechanical & electrical appliances on regular (e.g. monthly or yearly) basis by the landlord. During such servicing, electrical power and/or water supply may be cut off for a reasonable amount of time to facilitate such servicing. Prior arrangement will be made with Tenant before the said servicing.

6.4 **Taxes**

6.4.1 The Tenant shall pay to the Landlord any GST or other imposition of a like nature by whatever name called (collectively called "Taxes") that may be levied or imposed on the Rent, the Deposit and any other sums payable by the Tenant under this Lease and in respect of any goods or services supplied under or in connection with this Lease (each referred to herein as "Taxable Sums"). The Rent and other such Taxable Sums (or any part thereof) stated as payable by the Tenant under this Lease are exclusive of any such Taxes and the Tenant shall pay such Taxes in addition to these Taxable Sums.

6.4.2 The Tenant shall pay all Taxes together with the Taxable Sums on the due date of the Taxable Sums or on such other date as stipulated by the Landlord from time to time and in such manner as to enable the Landlord to comply with all Laws and any applicable orders or directives of the Authorities.

6.4.3 The rights of the Landlord under this Clause shall be in addition and without prejudice to any other rights or powers of the Landlord under any applicable order or directive of the Authorities or any Laws, to recover from the Tenant the amount of such Taxes which may be or is to be paid by the Landlord.

6.4.4 The Tenant shall indemnify the Landlord from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties taken against, suffered or incurred by the Landlord in respect of such Taxes resulting from any failure or delay on the part of the Tenant in the payment and discharge of any such Taxes.

6.4.5 The obligations of the Tenant under the provisions of this Clause shall continue to apply notwithstanding the expiry or earlier determination of the Term and regardless of whether any such Taxes shall be assessed and/or payable to the relevant Authorities before, during

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or after the Term.

6.5 **Obligations relating to the Use of Premises and Building**

The Tenant hereby covenants with the Landlord to comply with the following rules and regulations:

(i) Signs: The Tenant shall comply with all the Authorities' requirements relating to signages and shall not without the prior approval in writing of the Landlord and/or Authorities erect, display, affix, or exhibit any signs, lights, embellishments, advertisements, names, notices or banners visible from the outside of the Premises. The Landlord shall be entitled to enter the Premises and remove any signs which are placed or displayed in breach of these provisions and the Tenant shall pay to the Landlord on demand the expense of so doing.

(ii) Obnoxious and Prohibited Substances: The Tenant shall not erect nor install in the Premises any machinery, equipment or apparatus which causes noise, fumes or vibration which can be heard, smelt or felt outside the Premises nor store or bring upon the Premises arms, ammunition, gunpowder, unlawful goods chemicals material or equipment, petrol, kerosene or gas or any thing that may be in the opinion of the Landlord dangerous or hazardous or of an explosive or combustible nature, without the prior written consent of the Landlord, which consent, if given , may be subject to conditions.

(iii) Noxious Activities and Immoral Purpose: The Tenant shall not use exercise or carry on or permit or suffer to be used, exercised or carried on in or upon the Premises or any part thereof any noxious, noisome or offensive art, trade, business, occupation or calling. The Tenant shall not use or permit the Premises to be used for any illegal or immoral purpose.

(iv) Name of Tenant: The Tenant shall inform the Landlord of any change in the Tenant's trade name or business name or business practice.

(v) Aerials and Antenna: The Tenant shall not without the prior written consent of the Landlord erect or place upon, inside or outside the Premises any radio or television aerial or antenna or satellite dishes or any loudspeakers, screens or similar devices or equipment and will not without the like consent use or permit to be used any radio, gramophone, television or other like media or equipment likely to be heard or seen from outside the Premises.

(vi) Notices – Repair or Danger: The Tenant will give to the Landlord prompt notice in writing of any accident or defect or want of repair in any services to the Premises or the Pipes, fittings, fixtures or installations in the Premises and of any circumstances likely to be of or cause any danger, risk or hazard to the Premises or to the Building or any person therein.

(vii) Notice – Government Notices: The Tenant shall immediately notify the Landlord of any notice received by the Tenant from any government or public or statutory authority relating to or affecting the Premises or the Tenant's business thereon.

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(viii) Use of Conveniences etc: The Tenant shall not throw, place or allow to fall or cause or permit to be thrown or placed in water closets or other conveniences in the Building any sweepings, rubbish, waste paper or other similar substances, and the Tenant shall on demand pay to the Landlord the costs of repairing any damage to such water-closets or other conveniences arising therefrom.

(ix) Nuisance: The Tenant shall not do or permit or suffer to be done or carried out any act, matter or thing whatsoever in, upon or about the Premises or the Building which shall or may cause an annoyance, nuisance, grievance, damage or disturbance of other tenants occupiers or visitors of the Building.

(x) Soliciting and Use of Common Area: The Tenant shall not solicit business in the parking or other Common Area nor distribute pamphlets or other advertising matter to or in motor or other vehicles parked in the parking area or in any other common areas or display advertising material generally except in such manner and under such conditions as may be approved from time to time by the Landlord.

(xi) Rules and Regulations: The Tenant shall at all times observe and comply with the Rules and Regulations (as may from time to time be varied added to or deleted by the Landlord and informed to the Tenant) relating to the management and care of the Building and the conduct of tenants. In the event of any inconsistency between the Rules and Regulations and the terms and conditions of this Lease, this Lease shall prevail.

(xii) Sales and Exhibitions: The Tenant shall not conduct or permit to be conducted on the Premises any auction, sale or closing down sale or removal sale nor any exhibition, public meeting or public entertainment at the Premises, save and except that the Tenant may be allowed to carry out the occasional small scale event, public meeting or exhibitions for the Tenant's customers and/or members of the public PROVIDED (i) such events are related to the Tenant's business; and (ii) the Tenant gives the Landlord three (3) days prior notice in writing of such events.

(xiii) Overloading of Facilities: The Tenant shall not (either by any act or omission) do anything or use any device or equipment which interferes with or which causes an overload on any ventilation, air-conditioning, electrical supply, the Pipes, or other plant or machinery serving the Premises or the Building.

(xiv) Infectious Diseases: The Tenant shall in the event of any infectious illness occurring in the Premises forthwith give notice thereof to the Landlord and to the proper public authorities. The Tenant shall at its own expense thoroughly fumigate and disinfect the Premises to the satisfaction of the Landlord and relevant Authorities and shall comply with all reasonable and lawful requirements in regard to the same.

(xv) Pest and Rodents: The Tenant will take all reasonable precautions to keep the Premises free of rodents, vermin, insects, pests, birds, animals and livestock, and if so required by the Landlord shall, at the Tenant's cost and expense, employ from time to time or periodically pest exterminators approved by the Landlord.

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(xvi) Loading: The Tenant shall not bring upon the Premises any heavy machinery or other plant or equipment or goods with an imposed load in excess of 1.5 kN per square metre without the written consent of the Landlord. When required by the Landlord, the Tenant shall distribute the load on any part of the floor of the Premises in accordance with the directions and requirements of the Landlord.

(xvii) Food Items: The Tenant shall not cook, engage in food preparation and/or store cooked food within the Premises. Dry pantry food well kept in vacuum containers shall be permitted. In the event there is a breach in this clause, The Landlord reserve the rights to determine this Tenancy.

6.6 **Compliance with Statutes etc**

Except where such liability may be expressly within the Landlord's covenants contained in this Lease, the Tenant shall comply in all respects with the provisions of all Laws for the time being in force relating to the Premises or the use or occupation thereof or anything done thereat. The Tenant shall indemnify the Landlord against all actions, proceedings, claims, fines or demands which may be brought or made by reason of such Laws or any default in compliance with them.

6.7 **Display of Notices**

6.7.1. Subject to the option to renew this Lease (if any) provided herein, within six (6) months before the expiration or earlier determination of the Term, the Tenant shall permit the Landlord or its agents to fix upon the Premises a notice board for re-letting the Premises and permit all persons authorised by the Landlord or its agents to view the Premises at reasonable hours upon reasonable notice to and by prior appointment with the Tenant, without interruption in connection with any such re-letting.

6.7.2 In the event that the Landlord has plans to sell the Building, the Premises or any part thereof during the Term, the Tenant shall permit all persons authorised by the Landlord or its agents to view the Premises if so requested by the Landlord at any time during the Term at reasonable hours upon reasonable notice to and by prior appointment with the Tenant, in connection with any such proposed sale.

6.8 **Assignment and Subletting**

6.8.1 The Tenant shall not transfer, assign, mortgage, charge, licence, sublet, part with or share possession of or otherwise deal with or grant to third parties any rights over the Premises or any part thereof or encumber this Lease in any way, without the prior written consent of the Landlord.

6.8.2 A consent granted by the Landlord shall not constitute a waiver of the requirement for the Landlord's consent to any subsequent transfer, assignment, subletting, dealing, disposition, licensing, grant or sharing of possession, mortgage or encumbrance of this Lease or the Premises or any part thereof.

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6.8.3 In this Clause, any form of re-construction, re-organisation, amalgamation, takeover or change in any of the shareholders of the Tenant or any scheme of arrangement or compromise or any other scheme significantly affecting the existing control, constitution or structure or majority shareholding of the Tenant ("Constitutional Change") shall be deemed to be an assignment, transfer, dealing or disposition within the meaning of this Clause requiring the prior written consent of the Landlord. The Tenant shall immediately notify the Landlord of any proposed Constitutional Change after the commencement of this Lease.

6.9 **Lodgement of Caveat, Registration of Lease and Subdivision**

The Tenant shall not register this Lease nor lodge a caveat in respect of this Lease or in respect of any option to renew pursuant to this Lease at the Singapore Land Authority, whether before or during the continuance of the Term. The Tenant hereby undertakes to procure the withdrawal of any such caveat lodged in breach of this clause and shall indemnify the Landlord for any losses or damage suffered by the Landlord as a result of such breach. The Tenant shall not be entitled to require the Landlord to subdivide the Building or any part thereof or to do any act or thing which could result in the Landlord being required to subdivide or deemed to have subdivided the Building or any part thereof.

6.10 Insurance

6.10.1 The Tenant shall take out and maintain during the Term a comprehensive public liability insurance policy against claims for personal injury, death or property damage or loss arising out of all operations of the Tenant at the Premises for the amount **as stated in Schedule 1** (or such other amount as the Landlord may specify from time to time) without limit on the number of claims, as well as such other insurances in such manner and amount as the Landlord may require from time to time including, without limitation insurance against damage to all plate glass, fixtures, fittings and installations at the Premises which the Tenant is obliged under this Lease to keep in good and substantial repair.

6.10.2 The Tenant shall not at any time during the Term do or permit or suffer to be done any act matter or thing upon the Premises whereby any insurances taken by the Landlord or the Tenant may be voidable or whereby the rate of premium on any insurance may be increased.

6.10.3 All policies of insurance liable or required to be effected by the Tenant hereunder shall be taken out with an insurance office or company approved by the Landlord and shall contain a provision for waiver of subrogation against the Landlord and there will be no cancellation or reduction of coverage without the prior written consent of the Landlord. The Tenant shall if required by the Landlord forthwith produce to the Landlord the policies of insurance and the receipts for the current premium payable under such policies.

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6.11 **Repair and Cleanliness of Premises**

6.11.1 The Tenant shall during the whole of the Term and so long as the Tenant shall remain in possession of the Premises maintain repair and keep the whole of the Premises including windows doors and locks and all such fixtures or equipment thereto belonging or from time to time installed thereat in good and substantial repair working order and condition (having regard to their condition at the commencement of the Lease) (damage by fire, flood, lightning, storm, tempest, Act of God, war and reasonable wear and tear only excepted).

6.11.2 The Tenant shall be responsible for all minor repairs or routine maintenance of the premises not exceeding S$250 per repair or per job or per item throughout the term of the lease. In the event that any repair or routine maintenance exceeds S$250 per repair or per job or per item then the initial S$250 shall be borne by the Tenant and any excess to be borne by the Landlord.

6.11.3 The Tenant shall without affecting the generality of Clause 6.11.1 & 6.11.2 at the Tenant's expense:-

(i) cause the Premises (including external surfaces of doors) to be regularly cleaned in a proper and workmanlike manner and be kept free from dirt and rubbish;

(ii) The Tenant shall collect all trade waste, trash and rubbish in proper receptacles and arrange for the regular removal and disposal thereof from the Premises;

(iii) make good any breakage defect or damage to the Common Area or to any other parts of the Building or adjoining premises or any facility or appurtenances thereof occasioned by want of care misuse or abuse on the part of the Tenant or the Tenant's Occupiers or otherwise occasioned by any breach or default of the Tenant hereunder or under the Rules and Regulations.

6.12 **Alterations**

6.12.1 The Tenant shall not without the prior written consent of the Landlord make any alterations or additions to or affect in any way whatsoever the entrances, structure, exterior of the Premises, the party walls between the Premises and adjoining premises or the appearance of the Premises as seen from the exterior and shall comply at all times with the Landlord's requirements with regards any such works.

6.12.2 All planning and other Approvals necessary or required pursuant to the provisions of any statute, rule, order, regulation or by-law for any alteration or addition to the Premises or any part thereof, shall be applied for obtained and maintained by the Tenant at its own cost and expense.

6.12.3 The Tenant shall carry out and complete all alterations and additions to the Premises in accordance with such plans, layouts, designs, drawings and specifications and using such materials approved by the Authorities and the Landlord, in a good and workmanlike

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manner in compliance with all planning and other Approvals referred to in this Clause, with the Landlord's requirements and with the reasonable requirements of the Landlord's architect.

6.13 **Landlord's Right To Inspect**

The Tenant shall permit the Landlord and its employees and agents, at all reasonable times upon giving to the Tenant reasonable notice (except in case of emergency when no notice shall be required), to enter upon the Premises and view the state of repair thereof. The Landlord may serve upon the Tenant a notice in writing of any defect for the repair, of which the Tenant may be responsible hereunder, requiring the Tenant to repair the same within seven (7) days of such notice.

6.14 **Landlord's Right of Entry for Repairs**

6.14.1 The Tenant shall permit the Landlord, the Authorities or other tenants of the Building or their agents workmen or employees at all reasonable times (irrespective of whether weekday weekend or public holiday) after giving to the Tenant prior reasonable notice (except when the Landlord considers an emergency when no notice shall be required) to enter upon the Premises to inspect or execute any works whatsoever to any part of the Building or the Premises, its water, electrical, air-conditioning or other installations or the Pipes as the Landlord may consider necessary or desirable for purposes of or in connection with:

(i) the exercise of any of the powers and rights of the Landlord under this Lease; or

(ii) compliance with any obligation of repair or maintenance of the Premises or the Building whether under this Lease or pursuant to any direction of the Authorities; or

(iii) the development, re-development or refurbishment of the remainder of the Building or any part thereof or any adjoining or neighbouring land or premises;

without payment of compensation for any nuisance, annoyance, inconvenience, damage or loss of business caused to the Tenant subject to the Landlord (or other person so entering) exercising such right in a reasonable manner and making good any damage caused to the Premises without unreasonable delay. The Landlord shall be allowed to take all materials into and upon the Premises as may be required without the same constituting an eviction of the Tenant in whole or in part.

6.14.2 The Tenant's obligations under this Lease shall not be affected by any of the works specified in Clause 6.15.1.

6.15 **Yield Up at the End of the Term**

6.15.1 At the expiration or earlier determination of the Term (unless renewed pursuant to an option to renew granted hereunder) the Tenant shall at the Tenant's cost:

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(i) Reinstate the Premises and all internal parts of the Premises including the ceiling walls and floors and air-conditioning, electrical and other installations to its original state and condition to the satisfaction of the Landlord and remove from the Premises all or any portion of any fixtures fittings additions and improvements installed by the Tenant (save for those which the Landlord requests to retain). Reinstatement of air-conditioning, electrical and other installations are to be carried out by a specialist contractor nominated by the Landlord and appointed by the Tenant, under the supervision of the Landlord's architect, engineer or consultant, who shall act as the agent of the Tenant. In all other cases, the removal and reinstatement works in respect of the Premises shall be carried out at the Tenant's sole costs by a contractor appointed by the Tenant and approved by the Landlord and in compliance with the Landlord's requirements. A contractor approved or nominated by the Landlord pursuant to this sub-clause shall not be deemed to be an agent or employee of the Landlord and the Tenant shall not have any claim whatsoever against the Landlord in respect of any act, omission, default, misconduct or negligence of any such contractor.

(ii) The Tenant shall make good to the satisfaction of the Landlord all damage to the Premises and the Building resulting from the removal of the Tenant's belongings or reinstatement of the Premises.

(iii) Quietly yield up the Premises in good and substantial repair in its original state together with all locks, fastenings and keys to the Premises (irrespective of whether the same have been supplied by the Landlord) complete and in accordance with the Tenant's covenants contained in this Lease.

6.15.2 If the Tenant fails to comply with the foregoing provisions of this Clause, the Landlord may effect the same at the Tenant's cost and expense and the Tenant shall be deemed holding over for the purpose of Clause 15 for the period during which the works are effected by the Landlord. All costs and expenses incurred by the Landlord, plus a sum equivalent to ten per cent (10%) of such costs being agreed compensation for the Landlord's manpower, time and trouble in doing such works, together with double the Rent prescribed in this Lease, or double the amount of the prevailing market rent and service charge as at the time of such holding over, whichever is the higher, which the Landlord shall be entitled to receive for the period of hold over under Clause 13, shall be paid by the Tenant within seven (7) days of demand from the Landlord, and in this connection, a certificate of the Landlord as to the amount of costs and expenses incurred shall be conclusive and binding on the Tenant.

6.16 **Indemnities**

The Tenant shall occupy use and keep the Premises at the risk of the Tenant. The Tenant shall indemnify and hold harmless the Landlord from and against all actions, claims, demands, losses, costs and expenses for which the Landlord shall or may suffer or become liable for in connection with:-

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(i) any loss of life, personal injury, loss or damage to property or person within or without the Premises or the Building caused or contributed to by the use of the Premises by the Tenant or the Tenant's Occupiers or by any act, omission, neglect, breach, misconduct or default of the Tenant or the Tenant's Occupiers including, but without limiting the generality of the foregoing, the negligent use misuse waste or abuse by the Tenant or the Tenant's Occupiers, of the water gas electricity oil lighting and other facilities and any overflow or leakage of water (including rain water) in or from the Premises caused or contributed to by any act or omission on the part of the Tenant or the Tenant's Occupiers.

(ii) any breach or non-compliance with any provisions of this Lease by the Tenant.

6.17 **Fire and Alarm Systems**

6.17.1 The Tenant shall permit the duly authorised agents or employees of the Landlord at any time during Operating Hours by prior appointment to service and maintain any fire or alarm systems of the Building.

6.17.2 The Tenant shall not install nor maintain any other fire or security system at the Premises without the prior written approval of the Landlord.

6.18 **Confidentiality**

The Tenant shall keep confidential and shall not at any time disclose or permit to be disclosed the terms of this Lease, or any negotiations discussions or agreements for a renewal of this Lease or any matter in relation to this Lease, except with the prior written consent of the Landlord or as required by law or to the extent that such information has become public knowledge not due to the Tenant's breach of this undertaking.

6.19 **Compliance With Immigration Laws And Laws On Employment Of Foreign Workers**

The Tenant warrants that the Tenant, its subtenants, licensees and all employees employed at the Premises from time to time (whether temporarily or permanently) shall be and have been at all material times in full compliance with all laws of Singapore relating to immigration in respect of their presence at the Premises and relating to the employment of foreign workers in respect of their employment at the Premises. The Tenant shall indemnify the Landlord against all claims, proceedings and liabilities (whether civil or criminal), and all loss, damage, costs and expenses whatsoever, including without limitation fines, interest and penalties which may be levied by any authorities, which may be brought against or suffered or incurred by the Landlord, in connection with any breach or non-compliance by the Tenant of or with the warranty contained in this Clause.

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7. **LANDLORD'S COVENANTS**

The Landlord covenants with the Tenant as follows:-

7.1 **Quiet Enjoyment**

The Landlord shall permit the Tenant, duly paying the Rent and Service Charge and all other sums payable hereunder and complying with all its covenants and stipulations herein contained, to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person claiming under or through or in trust for the Landlord save as specifically herein provided.

7.2 **Property Tax**

To pay the property tax levied or charged upon the Premises except such as is herein agreed to be paid by the Tenant.

7.3 **Air-conditioning & Other Installed Items**

Without prejudice to Clause 8.1, to provide the air-conditioning system and the ceiling lightings to the Premises.

7.4 **Option to Renew**

The Landlord shall grant to the Tenant an option to renew this Lease in respect of the whole of the Premises (and not parts thereof) on the terms and conditions below:-

7.4.1 The option to renew will be for a further term for a period **as stated in Schedule 1** (the "Renewed Term") commencing on the day after the expiry of the Term. To exercise the option to renew, the Tenant shall serve on the Landlord a written renewal notice ("Tenant's Renewal Notice") not later than six (6) months prior to the expiry of the original Term (time being of the essence).

7.4.2 Upon the Tenant's exercise of the option to renew in compliance with Clause 7.4.1, the Landlord shall grant to the Tenant the Renewed Term at a revised Rent to be determined by the Landlord and Tenant based on the then prevailing market rate (plus prevailing GST) on the same terms and conditions as this Lease but excluding any further option to renew unless the Landlord otherwise decides. Provided that the grant of the Renewed Term shall be subject to:-

- there being no recurring breach or non-observance of any of the covenants on the part of the Tenant herein contained at any time during the Term or any outstanding breach or non-observance of such covenants at the time of its expiry;

- the execution by the Tenant of a fresh Lease for the Renewed Term (to be

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prepared by the Landlord at the Tenant's expense) not later than two (2) months before the expiration of the Term, time being of the essence;

- compliance with all the provisions of this Clause 7.4;

- payment by the Tenant of the Landlord's reasonable legal costs and expenses for the preparation of the Lease for the renewed Term, the stamp duty thereon (including its duplicate) and any additional Deposit due under the Renewed Term upon the execution of the Lease for the Renewed Term.

7.4.3 The option to renew shall lapse and be of no effect in the event of the Tenant's failure to comply with all the provisions of this Clause 7.4. In this connection, the Landlord shall not be taken to have waived its rights to compliance with this Clause or to have acquiesced to any extensions of the Term or any renewal of this Lease unless such waiver or acquiescence is in writing.

8. LANDLORD NOT LIABLE

Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant, nor shall the Tenant have any claim against the Landlord, or be entitled to withhold payment of Rent or any part thereof in respect of:

8.1 any failure or inability of or delay by the Landlord in fulfilling any of its obligations under this Lease or any interruption in any of the services provided for any part of the Building or any other services provided by the Landlord including but not limited to air-conditioning, by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof or by reason of mechanical or other defect or breakdown or by reason of any other circumstances so long as such failure, inability, delay or interruption in the provision are beyond the Landlord's control and not due to the Landlord's or its employees' negligence or deliberate misconduct (including but not limited to fire, flood, act of God, escape of water, riot, civil commotion, curfew, emergency, labour disputes or shortage of manpower, fuel, materials, electricity or water);

8.2 any act, omission, default, misconduct or negligence of any independent contractor or agent of the Landlord in or about the performance or purported performance of any duty relating to the provision of any services;

8.3 any damage, injury or loss resulting from short circuit of electrical wiring, explosion, falling plaster, escape of water, flood or leakage or defect of the piping, wiring or sprinkler system in any part of the Building, or from the structure of the Building or arising from the provision of any of the services provided by the Landlord so long as such damage injury or loss is not attributed to any negligence or deliberate misconduct on the Landlord's or its employees' part;

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8.4 any damage, injury or loss caused by other third parties in the Building or any part thereof;

8.5 any diminution or obstruction of light, air or view by any building or structures that may be erected within or adjacent to any part of the Building; or

8.6 any damage, injury or loss of life or property due to any accident or circumstances whatsoever occurring at the Premises, the Building or any part thereof that is not caused by the Landlord's or its employees' negligence or deliberate misconduct.

Provided Always that nothing in this clause shall affect the Landlord's obligation under this Lease to repair any damage, breakage or leakage caused to the Building or Premises which is not required to be undertaken by the Tenant under this Lease nor prejudice any of the Landlord's rights to look to any party for damages, compensation or reimbursement of the costs of such repair.

9. RIGHTS RESERVED BY THE LANDLORD

9.1 Landlord's Right to Assign

The Landlord shall be entitled to assign all its rights and interest in, under or arising out of this Lease. In the event of such assignment, the Tenant shall be deemed to have consented to such assignment and shall accept any assignee of the Landlord as its new landlord and release the Landlord from all its obligations under the provisions of this Lease (in particular the obligation of the Landlord to refund the Deposit and any other sums pursuant to the terms of this Lease). Where required by the Landlord, the Tenant shall enter into and execute as a party thereto any agreement or deed entered into or to be entered into by the Landlord and its assignee, such agreement or deed to be prepared by and at the expense of the Landlord.

9.2 Option Not to Accept Breach

Notwithstanding any breach or repudiation of this Lease by the Tenant, the Landlord shall be under no obligation to accept such breach.

10. TERMINATION & RE-ENTRY

10.1 If and whenever during the Term:-

10.1.1 all or any part of the Rent or any other amounts payable by the Tenant under this Lease shall be unpaid for seven (7) days after becoming due (whether or not any formal demand has been made); or

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10.1.2 the Tenant shall at any time fail or neglect to perform or observe, or do or permit to be done any act, matter or thing contrary to or in breach of, any of its obligations, covenants or undertakings in this Lease other than a failure under Clause 10.1.1, and such default if capable of being remedied is not remedied to the satisfaction of the Landlord within fourteen (14) days after the Landlord has given notice thereof to the Tenant; or

10.1.3 the Tenant becomes insolvent, or (in the Landlord's reasonable opinion) is unable to pay its debts, or stops or suspends, or threatens to stop or suspend, payment of all or a material part of its debts, or any step or petition is taken by any person including the Tenant or its members for the winding up dissolution or bankruptcy of the Tenant or a judicial manager and/or receiver is appointed in respect of any properties or assets of the Tenant or distress or execution is enforced against any part of the assets of the Tenant; or if events or circumstances analogous to any of the foregoing events occurs in relation to the Tenant under the laws of any jurisdiction; or

10.1.4 a proposal or notice of compulsory acquisition or notice of intended compulsory acquisition is made or issued by the Government of Singapore, or any governmental authority or statutory corporation, in respect of the Building or any part thereof,

then the Landlord or any person authorised by the Landlord may at any time thereafter terminate this Lease by service of three (3) working days' written notice on the Tenant or by re-entering the Premises or any part thereof in the name of the whole. This Lease shall absolutely cease and determine upon the abovementioned service of written notice or re-entry. For purposes of this sub-clause, the Landlord's re-entry may be effected by changing the locks or adding additional locks to the entrances and exits of the Premises and/or by any acts of re-entry by which the Landlord asserts re-possession of the Premises, including disabling or overriding any card key lock system.

10.2 Except in the case of termination pursuant to Clause 10.1.4, in the event of termination by the Landlord under Clause 12.1, the Landlord shall have the right to deduct from the Deposit such amounts necessary to compensate the Landlord for the loss of Rent suffered by the Landlord including but not limited to:-

10.2.1 the sum payable pursuant to Clause 3.9 hereof;

10.2.2 loss of Rent and Service Charge and all other sums or monies payable by the Tenant had the Term been completed; and

10.2.3 all other expenses and costs reasonably incurred by the Landlord consequential upon the rescission including all costs and expenses to secure another tenant for the Premises.

The foregoing is without prejudice to the right of action, and any other right and remedy, of the Landlord in respect of any antecedent breach by the Tenant of this Lease (including

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[signature]	[signature]

the breach giving rise to the termination). To the extent that the Landlord takes any action to mitigate damages, it shall be assumed that all steps taken by the Landlord are reasonable unless proven otherwise by the Tenant.

10.3 Upon the expiry or sooner determination of this Lease, if the Tenant shall fail to remove all his goods (which expression shall include personal property of every description) from the Premises forthwith, then it shall be lawful for the Landlord as the agent and at the cost and expense of the Tenant to sell or otherwise dispose of the goods of the Tenant in the Premises at such times and at such price as the Landlord shall think fit, and without prejudice to the other rights and remedies of the Landlord. The Landlord shall be entitled to apply the proceeds of sale, if any, after deducting the costs and expenses of removal, storage, disposal and sale reasonably incurred by the Landlord, towards payment of all sums of money due and payable by the Tenant to the Landlord under this Lease and hold the balance thereof, if any, to the order of the Tenant. If there are no sale proceeds, or if such proceeds are insufficient, then all outstanding sums owed to the Landlord shall be payable by the Tenant to the Landlord within seven (7) days of demand. The Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this Clause.

11. DESTRUCTION

11.1 If during the Term the whole or any part of the Premises shall be destroyed or damaged by whatever cause other than the negligence or default of the Tenant or the Tenant's Occupiers so as to render the Premises substantially unfit for the use and occupation of the Tenant or so as to deprive the Tenant of substantial use of the same or so as to render the rebuilding or reconstruction of the Premises in its previous form impracticable or undesirable in the opinion of the Landlord then:-

11.1.1 the Landlord may at any time and at its absolute discretion terminate this Lease by serving one (1) month's written notice on the Tenant;

11.1.2 if the Premises shall continue to be unfit for occupation for a period of more than ninety (90) days, either the Landlord or the Tenant shall be at liberty by giving one (1) month's written notice to the other to terminate this Lease.

11.2 Any such termination as aforesaid shall be without prejudice to the rights of either party in respect of any antecedent breach matter or thing.

11.3 Nothing herein contained or implied shall be deemed to impose any obligation upon the Landlord to rebuild or reinstate or make fit for occupation the Premises.

11.4 If, after the Premises or any part thereof shall have been damaged or destroyed as described in this Clause, the Landlord decides, at its absolute discretion, to proceed with the reinstatement or repair of the same, all insurance monies payable pursuant to any

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insurance effected by the Tenant pursuant to this Lease in respect of all plate glass, fixtures and fittings and installations at the Premises (and any additional insurance as may have been required by the Landlord) shall be applied towards such reinstatement and repair.

11.5 If, after the said damage or destruction, the Lease is determined in accordance with Clause11.1 above, all insurance monies payable pursuant to any insurance effected by the Landlord in respect of the Premises shall belong to the Landlord solely.

11.6 Upon the happening of any such damage or destruction as aforesaid, the Rent and Service Charge or a proportionate part thereof according to the nature and extent of the damage sustained shall abate, and all or any remedies for the recovery of such Rent and Service Charge or such proportionate part thereof shall be suspended until the Premises shall have been rebuilt or reinstated or made fit for the occupation and use of the Tenant or until this Lease shall be terminated pursuant to Clause 11.1 as the case may be. In the event of a dispute arising in respect of rental abatement or termination under Clause 11, parties shall refer the dispute to an arbitrator appointed by mutual agreement or under the Arbitration Act (Chapter 10) prior to commencement of any legal proceedings in any courts of law.

12. <u>OTHER POWERS/RIGHTS OF LANDLORD</u>

12.1 <u>Breach of Covenants</u>

On each and every occasion where the Tenant commits a breach of the provisions of this Lease, then it shall be lawful for but not obligatory for the Landlord to perform the obligation, covenant or undertaking on behalf of the Tenant, including payment of any monies. The Landlord shall be entitled to demand payment of all costs and expenses paid or incurred by the Landlord resulting from any thing done by the Landlord pursuant to the provisions of this Clause. A certificate from the Landlord as to the amount of costs and expenses incurred shall in the absence of manifest error be final, conclusive and binding on the Tenant. Anything done by the Landlord pursuant to the provisions of this Clause shall be without prejudice to any other right, remedy and power of the Landlord in this Lease and shall not constitute a waiver or release of the Tenant from its obligations, covenants and undertakings.

12.2 <u>Interest</u>

Without prejudice to the rights, powers and remedies of the Landlord under this Lease, the Tenant will pay to the Landlord interest at the rate of one point five per cent (1.5%) per month ("Interest") on any monies due but unpaid by the Tenant to the Landlord (whether or not formal demand has been made). Such Interest is to be computed on a daily basis from the due date for the payment of the monies in respect of which the Interest is chargeable until payment of such monies in full (before as well as after judgment) and to be recoverable in like manner as rent in arrears without prejudice to any other right, remedy and power of the Landlord.

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12.3 **Right to Distrain**

It is hereby expressly agreed that all monies payable under this Lease by the Tenant to the Landlord, including but not limited to Rent, Deposit and adjustments thereto, GST and interest payable on late payment shall be deemed to be rent recoverable in the manner provided in the Distress Act (Chapter 84). For the purposes of the said Act and for the purposes of any right or remedy which the Landlord wishes to exercise or pursue, all such monies shall be deemed to be rent in arrears if not paid in advance or at the times and in the manner as provided in this Lease. All costs and expenses (including all legal costs and charges on a full indemnity basis) incurred pursuant to, or in any way arising in relation to, any step taken by the Landlord in the exercise of its rights under the said Act, or pursuant to any other right or remedy available to the Landlord, shall be payable by the Tenant, and, in so far as such sums are not recovered under such distrain, they shall be recoverable as a debt from the Tenant to the Landlord.

13. HOLDING OVER

13.1 If the Tenant continues to occupy the Premises beyond the expiration or sooner determination of the Term or fails to deliver vacant possession thereof to the Landlord after the expiration or sooner determination of the Term, without any express written agreement between the Landlord and the Tenant to extend the Term, the Tenant shall pay to the Landlord for every month of such holding over double the amount of the Rent prescribed in this Lease, or double the amount of the prevailing market rent as at the time of such holding over, whichever is the higher, and there shall be no renewal of this Lease by operation of law or pursuant to the provisions of this Lease. During the period of any such holding over all other provisions of this Lease shall be and remain in effect. No provisions herein shall be construed as the Landlord's consent for the Tenant to hold over after the expiration or sooner determination of the Term.

13.2 For the purposes of this Clause, the Landlord shall not be taken to have waived any requirements under this Lease or to have acquiesced to any extensions of the Term or any renewal of this Lease unless such waiver or acquiescence is in writing.

14. PAYMENT OBLIGATIONS

14.1 The Tenant covenants to pay to the Landlord promptly as and when due without demand, deduction, counterclaim or set-off (whether at law or in equity whatsoever and howsoever arising) all sums due and payable by the Tenant to the Landlord pursuant to the provisions of this Lease in the manner directed by the Landlord.

14.2 Where the time for payment of any amount payable by the Tenant to the Landlord is not specified in this Lease, payment of such amount shall be due on demand.

14.3 Any and all payments made or sent to the Landlord by the Tenant may be applied and/or appropriated by the Landlord towards satisfaction of any arrears or other sums due from

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the Tenant to the Landlord on the date of payment in any order or manner as the Landlord shall in its absolute discretion deem fit notwithstanding any specific appropriation instructions or conditions imposed by the Tenant or any other person making payment on behalf of the Tenant. The Landlord shall not be bound by any appropriation instructions or conditions imposed by the Tenant by virtue of the Landlord's acceptance of payment tendered by the Tenant.

14.4 The obligation of the Tenant herein to pay the Rent and all other monies payable under this Lease shall constitute a separate and independent obligation binding on the Tenant and the Landlord shall be entitled, without reference to and notwithstanding any other provision contained in this Lease, to enforce such obligation against the Tenant in any court of law.

15. SEVERANCE

The illegality, invalidity or unenforceability of any provision of this Lease under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

16. GOVERNING LAW AND SUBMISSION TO JURISDICTION

16.1 This Lease shall be construed and governed by the laws of Singapore.

16.2 In relation to any legal action or proceeding arising out of or in connection with this Lease ("Proceedings"), the parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore and waive any objection to Proceedings in any such court on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

16.3 The service of any writ of summons or any legal process in respect of Proceedings or any other document requiring personal service may be effected on the Tenant by serving a copy of the writ of summons and statement of claim or other originating or legal process on the Tenant at the Tenant's address for service of legal process in Singapore, **as stated in Schedule 1** or from time to time notified in writing by the Tenant to the Landlord). The Tenant hereby agrees that such service shall be deemed good and valid service and to have been served personally on the Tenant in accordance with the requirements of law. Nothing herein shall prejudice the Landlord's right to serve process in any other manner provided by law.

17. GENERAL

17.1 Knowledge or acquiescence by the Landlord of any breach or non-compliance by the Tenant of any of the terms, conditions or obligations herein contained shall not operate or be deemed to operate as a waiver of such terms, conditions or obligations and any consent

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or waiver shall only be effective if given in writing. No consent or waiver expressed or implied by the Landlord to or of any breach of or non-compliance with any term, condition or obligation of the Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other term, condition or obligation and shall not prejudice in any way the rights, powers and remedies of the Landlord herein contained.

17.2 All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered in any of the following modes only: personally or sent by prepaid registered post (by air-mail if to or from an address outside Singapore) with recorded delivery, addressed to the intended recipient thereof at its address **as set out in Schedule 1** (or as may from time to time be notified to the other party in writing). Any such notice, demand or communication shall be deemed to have been duly served:-

- if delivered by hand: on the date of despatch;
- if given or made by post to or from an address in the same country: 48 hours after posting; or
- if given or made by post to or from an address outside Singapore: 72 hours after posting, and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

17.3 Any consent or approval from the Landlord or Approvals required under this Lease shall be required to be obtained before the act or event to which its applies is carried out or done and shall be effective only when such Approvals or the Landlord's consent or approval is given in writing.

17.4 The Tenant shall bear:-

17.4.1 all legal costs, disbursements and out-of pocket expenses reasonably incurred in connection with the preparation, negotiation and completion of this Lease as well as the stamp duty on this Lease and its duplicate;

17.4.2 all the Landlord's reasonably incurred solicitor's costs on a full indemnity basis incurred in enforcing any provision of this lease (whether or not legal proceedings are commenced) in the event of a breach by the Tenant;

17.4.3 all the Landlord's reasonably incurred costs and expenses (including solicitors' costs and costs of the Landlord's architect, engineer or surveyor where applicable) on a full indemnity basis incurred in connection with every application made by the Tenant for any consent or approval by the Landlord required under this Lease whether or not such consent or approval shall be granted or given.

17.5 The Landlord shall not be bound by any statements, representations or promises with respect to the Building or the Premises, except as expressly set forth in this Lease. Provided always that all provisions of the Letter of Offer shall continue to bind the Tenant as though same are expressly incorporated into this Lease so long as they are still relevant to be

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observed and performed and are not repeated in or inconsistent with this Lease, and together with the covenants and provisions in this Lease, shall comprise the whole of the agreement between the parties hereto, unless varied or supplemented to by written agreement signed between parties. Provided Further That in the event of inconsistency between the Letter of Offer and this Lease, the provisions of this Lease shall prevail. The parties hereto expressly agree and declare that no further or other covenants, agreements, provisions or terms shall be deemed to be implied herein.

17.6 The Landlord does not give any warranties in respect of the state and condition of the Premises or the specifications, materials, finishes, layout or area of the Premises and the Tenant shall take the Premises on an "as is, where is" basis. The Landlord does not expressly or impliedly warrant that the Premises are or will remain suitable or adequate for all or any of the purposes of the Tenant.

17.7 The Landlord shall not be required to deduce its title to the Premises nor to reply to any requisitions on title.

17.8 A person who is not a party to this Lease has no right under The Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce any term of this Lease except and to the extent (if any) where this Lease expressly provides for the said Act to apply to any of its terms.

18. INTERPRETATION

18.1 In this Lease and in any rules and regulations made hereunder, unless the contrary intention appears, the following words and expressions shall have the following meanings:-

(a) "**Approvals**" means any and/or all relevant approvals, permits, licences and consents issued by any Authorities.

(b) "**Area**" means the area of the floor of the Premises **specified in Schedule 1** measured to include half the thickness of the walls/partitions/glass (as the case may be) which form the boundary of the Premises and the area occupied by all pillars, columns, mullions, internal partitions and projections within the Premises.

(c) "**Authorities**" means any and/or all relevant governmental, quasi-governmental, statutory, regulatory, public or other competent authorities (where applicable).

(d) "**Building**" means the building situated at 12 & 13 Mohamed Sultan Road, Singapore 238961 & 238962.

(e) "**Commencement Date**" means the date on which this Lease commences as provided in Clause 1.

(f) "**Common Area**" means all parts of the Building including entrances and exits, improvements, fixtures, facilities, equipment and installations therein which are from time to time provided or designated by the Landlord for the general and common use by the

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Tenant and the Tenant's Occupiers in common with the Landlord and other tenants of the Landlord and any other persons authorised by the Landlord, in the manner and for the purposes permitted by this Lease.

(g) "**Deposit**" means the deposit payable by the Tenant pursuant to Clause 4 hereof.

(h) "**Dollars**" means Singapore Dollars and the sign "**$**" shall have the corresponding meaning.

(i) "**Fitting Out Period**" means the period granted by the Landlord to the Tenant for carrying out Fitting Out Works as provided in Clause 3 herein.

(j) "**Fitting Out Works**" means all renovation and fitting out works to be carried out at or to the Premises as the Tenant may require from time to time in connection with the use and enjoyment of the Premises for the permitted use of the Premises as set out in the Lease, including but not limited to all the fitting out works to be carried out by the Tenant as required by any Authorities.

(k) "**GST**" means the applicable goods and services tax at the rate prevailing from time to time levied by the relevant tax Authorities.

(l) "**Interest**" means the interest payable as described in Clause 12.2.

(m) "**Landlord**" means and includes the Landlord its successors and assigns and all persons entitled to the reversion immediately expectant upon the determination of this Lease and where not repugnant to the context its servants or agents.

(n) "**Laws**" means any and/or all present and future laws, legislation, subsidiary legislation, statutes, orders, by-laws, rules, regulations, and notices and requirements of any Authorities.

(o) "**Lease**" means the lease of the Premises granted/ to be granted by the Landlord on the terms of this Agreement and where the context requires shall refer to this Agreement and any amendments, variations, supplements or additions hereto.

(p) "**month**" means a calendar month.

(q) "**Pipes**" means all pipes, sewers, drains, main ducts, conduits, gutters, watercourses, flues, shafts, cables, wires and all other conducting media and any other ancillary apparatus.

(r) "**Premises**" means the premises leased hereunder, excluding the exterior faces of external walls, the exterior faces of boundary walls and the roof.

(s) "**Rent**" means the rent payable by the Tenant to the Landlord pursuant to Clause 4.

(t) "**Service Charge**" means the charges payable by the Tenant to the Landlord pursuant to Clause 4.

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(u) "**Tenant**" means and includes if the Tenant is an individual, his personal representatives and permitted assigns, or if the Tenant is a company, its successors in title and permitted assigns.

(v) "**Tenant's Occupiers**" means the Tenant's servants, agents, independent contractors, licensees, sub-Tenants, invitees and customers and persons claiming rights to use, enjoy or visit the Premises through, under or in trust for the Tenant.

(w) "**Term**" means the term of years granted under Clause 1 of this Lease.

(x) "**utilities**" means gas, water and/or electricity supply.

18.2 In any case where the Tenant is placed under an obligation or a restriction by reason of the covenants and conditions contained in this Lease, the obligation or restriction shall be deemed to include the obligation on the Tenant to procure performance of that obligation and not permit the infringement of the restriction by any of the Tenant's Occupiers or any other persons over whom the Tenant may have control.

18.3 The Schedules and Annexures hereto shall be taken, read and construed as parts of this Lease and the provisions thereof shall have the same force and effect as if expressly set out in the body of this Lease. In particular the Landlord and the Tenant agree that the amendments **stipulated in Schedule 2** shall be read together with all other parts of this Lease. If, however, there are any inconsistencies between the terms of **Schedule 2** and the rest of this Lease, the amendments contained in **Schedule 2** shall prevail.

18.4 The clause and paragraph headings in this Lease are for ease of reference only and shall not be taken into account in the construction or interpretation of this Lease or any covenant, condition or proviso to which they refer.

18.5 Words in this Lease importing the singular meaning shall where the context so admits include the plural meaning and vice versa. Words in this Lease for the masculine gender shall include the feminine and neuter genders and vice versa and words denoting natural persons shall include corporations and firms and all such words shall be construed interchangeably in that manner.

18.6 References in this Lease to any statutes or statutory instruments shall include and refer to any statute or statutory instrument amending, consolidating or replacing them respectively from time to time and for the time being in force.

18.7 Where two or more persons are included in the term "Tenant" all covenants, agreements, terms, conditions and restrictions shall be binding on and applicable to them jointly and each of them severally, and shall also be binding on and applicable to their personal representatives and permitted assigns respectively jointly and severally.

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Landlord	Tenant

SCHEDULE 1

PARTICULARS OF LEASE

The Tenant

Name of Tenant	:	Fast Track Events Pte. Ltd.
Company Registration No.	:	201205788D
Registered Office	:	[redacted]
Attention	:	Lim Sin Foo, Harris

Clause 1 and Clause 18.1(b)

Premises	:	All that premises known as 12 Mohamed Sultan Road #04-01 Singapore 238961 as shown hatched in red on the annexed plan marked **Annexure A**
Term	:	16 September 2023 to 15 September 2025
Commencement Date of the Term	:	16 September 2023

Clause 4.1

Rent & Service Fee :

(a) Rent for the period from 16 September 2023 to 15 September 2025 shall be $2,850.00 (Singapore Dollars Two Thousand Eight Hundred and Fifty only) per month, plus GST thereon at the prevailing GST rate.

(b) The General cleaning of the premises shall be charged at $350 (Singapore Dollars Three Hundred and Fifty only) per month and together with the Servicing of 3 air-conditioners at $18 per unit per month (Total: Singapore Dollars Fifty Four per month) will add up to a total Service Fee of $404.00 (Singapore Dollars Four Hundred and Four only) per month. In addition, there will be a bi-annual servicing fee of the Exhaust fan in the

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Landlord	Tenant

toilet and the Fresh air return fan in the unit costing $20 (Singapore Dollars Twenty only) bi-annually. All of the abovementioned costs will be subject to GST at the prevailing GST rate. The Landlord reserves the right to make amendments to the service fee as and when necessary during the term.

The Cleaning Services from Monday to Friday (excluding public holidays) only are as the follows: (1) Clearing of the rubbish bin daily (2) Washing of the toilet daily and (3) moping the floor (Note: three times a week only).

(c) Renewal of the Tenancy Agreement, if any, will be at a revised Rent to be determined by the Landlord and Tenant on the then prevailing market rate, plus GST thereon at the prevailing GST rate.

<u>Clause 5.1</u>

Deposit :

(a) $6,548.00 (Singapore Dollars Six Thousand and Five Hundred and Forty Eight only) which represents 2 months of Gross Rent & Service Fees for the Term.

(c) Electricity Deposit equivalent to an estimated monthly electricity expense to be determined by the Landlord and billed after the first two months of the Tenancy period.

<u>Clause 6.1.1</u>

Permitted Use of the Premises : As a residence and home office for the legitimate business of the Tenant (which is the provision of consultancy & services on organising events/ concerts).

<u>Clause 6.10.</u>

Public Liability Insurance : Not less than $1,000,000 (Singapore Dollars One Million only) per single occurrence

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Landlord	Tenant

Clause 7.4.1

Option to Renew : 24 (Twenty Four) months

Clause 17.2

Address for notices : **Landlord**

Acorn Marketing & Research Consultants (Group) Pte. Ltd.
12 Mohamed Sultan Road
#07-01, Acorn Building,
Singapore 238961

: **Tenant**

Fast Track Events Pte. Ltd.
12 Mohamed Sultan Road
#04-01, Acorn Building,
Singapore 238961

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Landlord	Tenant

SCHEDULE 2

RIGHTS GRANTED TO TENANT

The rights granted to the Tenant and others duly authorised by the Tenant during Operating Hours but to the exclusion of all other liberties, easements, rights or advantages are as follows:-

1. of ingress to and egress from the Premises in over and along all the usual entrances, landings, lifts, lobbies and corridors leading thereto and otherwise to use the Common Area for all proper purposes in connection with the use and enjoyment of the Premises;

2. to use such toilet facilities in the Building as shall be designated from time to time in writing by the Landlord; and

3. to enjoy the benefit of the air-conditioning system installed in the Building (subject to the obligation of the Tenant to connect the same to the air-conditioning distributing ducts installed or to be installed by the Tenant in the Premises if so required by the Landlord),

in common with the Landlord and all others so authorised by the Landlord or other occupiers of the Building and all other persons entitled thereto, and all such rights being only so far as is necessary for the use and enjoyment of the Premises for the permitted use and as the Landlord can lawfully grant.

RIGHTS RESERVED BY THE LANDLORD

The Landlord excepts and reserves unto itself the following:-

(a) the right to the free and uninterrupted passage and running of water, gas, sewage, electricity, air-conditioning services, telephone and other services or supplies from and to other parts of the Building in and through the Pipes and ancillary apparatus which now are or may at any time during the Term be in, on, under or over the Premises;

(b) the right to erect scaffolding and/or protective barricades for any purpose with or related to the Building or to do any act or thing necessary for the safety and preservation of any part of the Premises or the Building notwithstanding that the exercise of such rights may temporarily restrict the access to or use and enjoyment of the Premises;

(c) the rights to light, air, support, protection, shelter and all other easements and rights now or after the date of this Lease belonging to or enjoyed by other parts of the Building; and

(d) the rights of ingress to and egress from the Premises which the Tenant is obliged to grant the Landlord, or for the Landlord to exercise any of the Landlord's rights, under this Lease.

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Landlord	Tenant

ANNEXURE A

PLAN OF PREMISES


HOUSE NO. 13
HOUSE NO. 12

4TH STOREY PLAN

SCALE 1:100

CALL POINT /SMOKE DETECTOR TO BE PROVIDED ON THIS FLOOR LIFT LOBBY.

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Landlord	Tenant

ANNEXURE B

ACCESS ROUTE TO PREMISES FROM FRONT DOOR ENTRANCE FACING MOHAMED SULTAN ROAD


ANNEXURE B

2ND STOREY PLAN

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Landlord	Tenant

IN WITNESS WHEREOF the Landlord and the Tenant have hereunto set their respective hands.

SIGNED by)
for and on behalf of **the Landlord**)
in the presence of:-)

ACORN MARKETING & RESEARCH CONSULTANTS (GROUP) PTE. LTD. Co. Reg. No: 200304795E

Authorised Signature and Company stamp
Name: Kwan Chong Wah
Identity Card/Passport No. : [redacted]
Designation : Director

Witness

Name: Ho Kah Yin

Identity Card/Passport No.: [redacted]

SIGNED by Lim Sin Foo, Harris)
for and on behalf of **the Tenant**)
in the presence of:-)

FAST TRACK EVENTS PTE LTD

29 AUG 2023

Authorised Signature and Company stamp
Name : Lim Sin Foo, Harris
Identity Card/Passport No. : [redacted]
Designation : Director

Witness

Name: Rachel Tan

Identity Card/Passport No.: [redacted]

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Landlord	Tenant